Exhibit 99.1

Erie Indemnity Reports Fourth Quarter 2010 Results
Indemnity Completes Sale of Property and Casualty Insurance Subsidiaries to Erie Insurance
Exchange
4Q 2010 Highlights

Indemnity Shareholder Interest

•	Net income attributable to Indemnity per share-diluted was $0.22 per share in the fourth quarter of 2010 compared to net income per share-diluted of $0.43 per share in the fourth quarter of 2009.

•	Net operating income attributable to Indemnity per share (excluding net realized gains or losses and impairments on investments and related taxes) decreased to $0.32 per share in the fourth quarter of 2010 from $0.39 per share for the same period one year ago.

•	Gross margins from management operations decreased to 12.0 percent in the fourth quarter of 2010 from 14.6 percent in the fourth quarter of 2009.

•	Indemnity’s investment operations pretax income totaled $11 million for the fourth quarter of 2010 compared to $1 million for the fourth quarter of 2009.

•	Indemnity incurred a charge of $18 million, or $0.31 per share-diluted, for a deferred tax expense related to the pending sale of its 21.6 percent ownership interest of EFL to the Exchange.

Erie, Pa., Feb. 24, 2011 – Erie Indemnity Company (NASDAQ: ERIE) today announced fourth quarter 2010 earnings of $12 million, compared to earnings of $24 million in the fourth quarter of 2009. Operating income decreased to $17 million in the fourth quarter of 2010 from $22 million for the same period one year ago. Also, the sale of Indemnity’s wholly owned property and casualty insurance subsidiaries to the Erie Insurance Exchange was completed on December 31, 2010.

Note: The accompanying consolidated financial statements of Erie Indemnity Company reflect the consolidated results of Indemnity and the Exchange, which we refer to collectively as “Erie Insurance Group.” The consolidation of the Exchange resulted in no change to Indemnity’s net income or equity. The Exchange’s net income and equity is identified as the noncontrolling interest net income or equity.

Indemnity or Indemnity shareholder interest refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. Exchange refers to the noncontrolling interest held for the benefit of the subscribers (policyholders) and includes its interest in Flagship City Insurance Company and Erie Family Life (EFL) through December 31, 2010.

The following table shows the consolidated results of the Erie Insurance Group’s Operations:

Results of the Erie Insurance Group’s Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09

Management operations	$29	$34	$-	$-	$(21)	$(25)	$8	$9
Property and casualty insurance operations	3	4	42	80	24	28	69	112
Life insurance operations	3	0	10	2	0	0	13	2
Investment operations	11	1	319	129	(3)	(3)	327	127

Income from operations before income taxes and noncontrolling interest	46	39	371	211	—	—	417	250
Provision for income taxes	34	15	129	61	—	—	163	76

Net income	$12	$24	$242	$150	$-	$-	$254	$174

The following sections highlight and discuss the results of management operations, property and casualty insurance operations, life insurance operations and investment operations related to the Indemnity shareholder interest.

Management Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09

Management fee revenue, net	$236	$223	$—	$—	$(236)	$(223)	$—	$—
Service agreement revenue	8	9	—	—	—	—	8	9

Total revenue from management operations	244	232	—	—	(236)	(223)	8	9
Cost of management operations	215	198	—	-	(215)	(198)	-	-

Income from management operations before taxes	$29	$34	$—	$-	$(21)	$(25)	$8	$9

Gross margin	12.0%	14.6%

•	The management fee rate was 25 percent for both 2010 and 2009. Direct written premiums of the property and casualty insurance operations, upon which the management fee is calculated, increased 5.7 percent in the fourth quarter of 2010, due to a 3.3 percent increase in policies in force and modest increases in average premium. The year-over-year average premium per policy for all lines of business increased 1.1 percent at December 31, 2010, compared to a decrease of 1.9 percent at December 31, 2009.

•	The cost of management operations increased to $215 million in the fourth quarter 2010 from $198 million in the fourth quarter of 2009. Fourth quarter 2010 commissions increased $5 million compared to the same period a year ago. Fourth quarter 2010 non-commission expense included an increase in personnel costs of $8 million and an increase in all other operating costs of $4 million primarily related to our technology initiatives.

Property and Casualty Insurance Operations
							Erie
	Indemnity		Noncontrolling		Elimination of related		Insurance
	shareholder interest		interest (Exchange)		party transactions		Group
(dollars in millions)	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09

Net premiums earned	$55	$52	$944	$904	$-	$-	$999	$956

Losses and loss expenses	37	33	633	578	(1)	(1)	669	610
Policy acquisition and other underwriting expenses	15	15	269	246	(23)	(27)	261	234

Total losses and expenses	52	48	902	824	(24)	(28)	930	844

Income from property and casualty insurance operations before taxes	$3	$4	$42	$80	$24	$28	$69	$112

Combined ratio	95.3%	91.1%	95.3%	91.1%

•	The current accident year loss and loss expense ratio, excluding catastrophe losses, was 72.1 percent in the fourth quarter of 2010, compared to 68.4 percent in the fourth quarter of 2009.

•	Catastrophe losses contributed 4.4 points and 1.9 points to the combined ratio in the fourth quarters of 2010 and 2009, respectively.

•	Total favorable development of prior accident year loss reserves improved the combined ratio 9.6 points in the fourth quarter of 2010, compared to 6.4 points in the fourth quarter of 2009. The favorable development in the fourth quarter of 2010 was driven primarily by improved severity trends in the commercial multi-peril, private passenger auto and workers compensation lines of business. In the fourth quarter of 2009, the favorable development was primarily driven by the workers compensation line of business, partially offset by adverse development in the private passenger auto and commercial multi-peril lines of business.

Life Insurance Operations
(dollars in millions)	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09

Total revenue	$9	$7	$36	$26	$—	$—	$45	$33
Total benefits and expenses	6	7	26	24	—	—	32	31

Income from life insurance operations before taxes	$3	$0	$10	$2	$—	$—	$13	$2

•	The increase in total revenue was driven by continued improvement in market conditions in the fourth quarter of 2010, which resulted in low levels of impairments and equity in earnings of limited partnerships compared to losses in the fourth quarter of 2009.

•	Total benefits and expenses were primarily impacted by an increase in the amortization of deferred policy acquisition costs due to a reduction in impairments resulting from continued improvements in market conditions in the fourth quarter of 2010, compared to the fourth quarter of 2009.

Investment Operations
	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(in millions)	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09	4Q’10	4Q’09

Net investment income	$9	$10	$80	$80	$(3)	$(3)	$86	$87
Net realized (losses) gains on investments	(8)	5	202	99	—	—	194	104
Net impairment losses recognized in earnings	0	(2)	0	(20)	—	—	0	(22)
Equity in earnings (losses) of limited partnerships	10	(12)	59	(30)	—	—	69	(42)
Goodwill impairment	—	—	(22)	—	—	—	(22)	—

Income from investment operations before taxes	$11	$1	$319	$129	$(3)	$(3)	$327	$127

•	Net investment income, which primarily includes interest and dividends on bonds and stocks, was relatively flat in the fourth quarter of 2010 compared to 2009. Although our invested balances have increased, yields on new security purchases are lower.

•	Realized losses on investments in the fourth quarter of 2010 were in large part due to the sale of limited partnership holdings as part of a tax planning strategy to recapture tax paid on previous period capital gains that were due to expire.

•	The reduced levels of impairments recognized in the fourth quarter of 2010 were due to improved market conditions compared to 2009.

•	Equity in earnings of limited partnerships in the fourth quarter of 2010 were primarily driven by increases in fair value in our private equity, mezzanine debt, and real estate limited partnerships.

In the fourth quarter of 2010, we repurchased 198,366 shares of our outstanding Class A nonvoting common stock at a total cost of $12 million in conjunction with our current stock repurchase plan. For the year, we repurchased 1.1 million shares at a total cost of $57 million. In December 2010, our Board of Directors approved a continuation of the current stock repurchase program for a total of $150 million. As of December 31, 2010, we had approximately $146 million in repurchase authority remaining under the program.

Year-to-Date 2010 Results

Results of the Erie Insurance Group’s Operations
							Erie
	Indemnity		Noncontrolling		Elimination of related		Insurance
	shareholder interest		interest (Exchange)		party transactions		Group
(dollars in millions)	2010	2009	2010	2009	2010	2009	2010	2009
Management operations	$202	$187	$-	$-	$(168)	$(152)	$34	$35
Property and casualty insurance operations	0	1	(3)	28	179	163	176	192
Life insurance operations	11	2	39	8	0	0	50	10
Investment operations	56	(36)	694	334	(11)	(11)	739	287

Income from operations before income taxes and noncontrolling interest	269	154	730	370	—	—	999	524
Provision for income taxes	107	46	232	32	—	—	339	78

Total net income	$162	$108	$498	$338	$-	$—	$660	$446

Indemnity Shareholder Interest

•	Net income attributable to Indemnity per share-diluted was $2.85 per share for the year ending December 31, 2010 compared to net income per share-diluted of $1.89 per share for the year ending December 31, 2009.

•	Net operating income attributable to Indemnity per share (excluding net realized gains or losses and impairments on investments and related taxes) increased to $2.88 per share for the year ending December 31, 2010 from $1.91 per for the same period one year ago.

•	Gross margins from management operations increased to 19.4 percent for the year ending December 31, 2010 from 18.7 percent for the year ending December 31, 2009.

•	Indemnity’s investment operations pretax income totaled $56 million for the year ending December 31, 2010 compared to losses of $36 million for the year ending December 31, 2009.

Sale of Property and Casualty Insurance Subsidiaries and EFL Stock to Erie Insurance Exchange
On November 4, 2010, Indemnity entered into a definitive agreement with the Exchange for the sale of all the outstanding capital stock of Indemnity’s wholly owned property and casualty insurance subsidiaries, Erie Insurance Company (EIC), Erie Insurance Company of New York (ENY), and Erie Insurance Property and Casualty Company (EPC), to the Exchange for an aggregate purchase price equal to the subsidiaries’ GAAP book value as of December 31, 2010.

The sale of Indemnity’s wholly owned property and casualty insurance subsidiaries was completed on December 31, 2010, at which time Indemnity received cash consideration from the Exchange of $293 million based upon an estimated purchase price. The final value was $8 million lower than the estimated purchase price. Net after-tax cash proceeds to Indemnity from the sale of Indemnity’s wholly owned property and casualty insurance subsidiaries are estimated to be $285 million. Final settlement of the transaction will occur by March 31, 2011. There was no gain or loss resulting from this sale as Indemnity and the Exchange are deemed to be under common control.

Also on November 4, 2010, Indemnity entered into a definitive agreement for the sale of its 21.6 percent ownership interest in Erie Family Life Insurance Company to the Exchange, which is scheduled to close by March 31, 2011, for a per share purchase price equal to 95 percent of EFL’s GAAP book value per share as of March 31, 2011. On the closing date, the Exchange will pay Indemnity approximately $82 million in cash based on an estimated purchase price. Within ninety (90) days following the closing date, the financials of EFL as of March 31, 2011 will be finalized. In the event that 95 percent of the GAAP book value per share as of that date is higher than the estimated purchase price, the Exchange will pay Indemnity the difference; if it is lower, Indemnity will pay the Exchange the difference. Net after-tax cash proceeds from the sale are estimated to be $55 million to $60 million to Indemnity.

Indemnity recorded a deferred tax provision in the fourth quarter of 2010 of $18 million related to its equity interest in EFL. This deferred tax charge was required due to Indemnity’s decision to sell its 21.6 percent ownership interest in EFL rather than receiving its share of EFL’s earnings in the form of future dividends, which would have been eligible for an 80 percent dividend received deduction.

Under the new structure, effective December 31, 2010, all property and casualty insurance operations are owned by the Exchange and effective March 31, 2011, all life insurance operations will be owned by the Exchange. Indemnity will continue to function as the management company. This new structure removes underwriting volatility from Indemnity’s operations and allows it to better utilize capital. It also centralizes underwriting risk and its supporting capital within the Exchange, providing greater capital management flexibility to enhance service and product offerings.

There was no impact on the existing reinsurance pooling agreement between the Exchange and EIC or ENY as a result of the sale, nor was there any impact to the subscribers (policyholders) of the Exchange, to the Exchange’s independent insurance agents, or to Indemnity’s employees.

Because Indemnity and the Exchange are deemed to be under common control for financial reporting purposes, any gains or losses resulting from the sale of Indemnity’s equity interest in EFL will be recorded as an adjustment directly to Indemnity’s equity balance at March 31, 2011.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 13th largest automobile and homeowners insurer in the United States based on direct premiums written and the 19th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.2 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranks 484 on the FORTUNE 500.

Erie Insurance earned J.D. Power and Associates’ award for “Highest in Customer Satisfaction with the Auto Insurance Shopping Experience.”  This recognition is based on the results of the 2010 Insurance Shopping Study, which evaluates the experience of customers purchasing a new auto insurance policy.  Erie Insurance is proud to be named a J.D. Power and Associates’ 2011 Customer Service Champion and is only one of 40 companies so named in the U.S.  Erie Insurance has also been recognized on the list of Ward’s 50 Group of top performing insurance companies.  The Ward’s 50 award analyzes the financial performance of 3,000 property and casualty companies and nearly 800 life and health insurance companies and recognizes the top performers for achieving outstanding financial results in safety and consistency over a five-year period (2005-2009).

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain the uninterrupted operations of our business, including our information technology system;

•	factors affecting the quality and liquidity of our investment portfolio;

•	credit risk from the Exchange;

•	ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigations against us.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence on the independent agency system;

•	ability to maintain our reputation for superior customer service;

•	factors affecting price competition;

•	government regulation of the insurance industry, including approval of rate increases and rating factors such as credit and prior experience, and required processes related to underwriting and claims handling;

•	the uncertain role of the Federal Government, and the ongoing role of the States, in regulating the property/casualty or life insurance industries;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of our investment portfolio;

•	ability to meet liquidity needs and access capital;

•	ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigations against us; and

•	dependency on service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.